EXHIBIT 10.3

FIRST AMENDMENT TO

ZIVO BIOSCIENCE, INC,

2021 EQUITY INCENTIVE PLAN

This First Amendment is adopted effective as of the 31st day of May, 2024 by Zivo Bioscience, Inc. (the “Company”).

WHEREAS, the Company has adopted the Zivo Bioscience, Inc. 2021 Equity Incentive Plan (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”);

WHEREAS, the Plan initially reserved 1,000,000 shares of Common Stock for issuance under the Plan (as automatically increased each January 1st by an amount equal to 5% of the number of Common Stock shares outstanding at that date), which initial number was adjusted to 166,666 as of October 26, 2023 in connection with a 1-for-6 reverse stock split;

WHEREAS, the Company desires to amend the Plan to increase the number of shares of Common Stock available for issuance under the Plan.

NOW THEREFORE, the Plan is amended as follows, effective as of the date hereof:

1. Section 2(a) of the Plan is amended as follows:

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of the Common Stock that may be issued pursuant to Awards will not exceed 1,000,000 shares. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of the Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2021 and ending on (and including) January 1, 2030, in an amount equal to 5% of the total number of shares of the Common Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of the Common Stock.

2. Except as amended herein, the Plan shall remain in full force and effect.

This First Amendment is executed by a duly authorized officer of the Company as of the date set forth above.

ZIVO BIOSCIENCE, INC.

By:	/s/ Keith Marchiando